EXHIBIT 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Balance Sheet as of October 1, 2005, and Unaudited Pro Forma Statements of Operations of Applied Films Corporation for the three months ended October 1, 2005, and the fiscal year ended July 2, 2005, reflect the sale by Applied Films Corporation of its 50% interest in its China Joint Venture, Suzhou NSG AFC Thin Films Electronics Co., Ltd. (“STEC”) to its partner, Nippon Sheet Glass. The Unaudited Pro Forma Balance Sheet as of October 1, 2005, gives effect to the sale of STEC as if such transaction had been consummated on that date. The Unaudited Pro Forma Statement of Operations are presented assuming the transaction was completed on the first day of such period.

The Unaudited Pro Forma Financial Statements are derived from the Company’s historical consolidated financial statements. The Unaudited Pro Forma Balance Sheet and the Statements of Operations are not necessarily indicative of the results of operations that actually would have been received had the sale of STEC been consummated on the dates indicated or that may have been achieved in the future. The Unaudited Pro Forma Financial Statements are based on management’s estimate of the effects of the sale of STEC. Pro forma adjustments are based on currently available information and certain assumptions that management believes are reasonable and are described in the accompanying notes. The Unaudited Pro Forma Financial statements should be read in conjunction with the historical financial statements of the Company, which accounted for STEC using the equity method of accounting.

The Unaudited Pro Forma Statements of Operations do not include the loss on the sale, currently estimated to be $1.5 million, nor any other non-recurring charges or credits which result directly from the transaction and which will be included in the income of the Company in the future.

EXHIBIT 99.1

Applied Films Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet

	October 1, 2005	Pro forma Adjustments		Pro forma Results

	(in thousands, except per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 36,882	14,600	(1)	$ 51,482
Marketable securities	133,919			133,919
Accounts and trade notes receivable, net of allowance of $486 and $396,
respectively	14,719			14,719
Revenue in excess of billings	40,234			40,234
Inventories	12,504			12,504
Prepaid expenses and other	3,556			3,556
Deferred tax asset	1,384			1,384

Total current assets	243,198	14,600		257,798
Property, plant and equipment, net of accumulated depreciation of
$14,684 and $12,983, respectively	15,017			15,017
Goodwill	62,991			62,991
Intangible assets, net of accumulated amortization of $21,835 and
$20,608, respectively	13,639			13,639
Investment in joint venture	17,301	(17,301)	(2)	-
Deferred tax asset	14,389	(801)	(3)	13,588
Restricted cash	60			60
Other assets	527			527

Total assets	$367,122	$(3,502)		$ 363,620

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	10,008			10,008
Accrued warranty	4,941			4,941
Accrued compensation	7,886			7,886
Accrued income taxes	1,243	4,267	(3)	5,510
Accrued expenses	4,194			4,194
Billings in excess of revenue	4,964			4,964
Current portion of deferred gross profit and deferred gain	372	(316)	(4)	56
Deferred tax liability	11,437			11,437

Total current liabilities	45,045	3,951		48,996
Deferred tax liability	8,496	(5,111)	(3)	3,385
Deferred gross profit, deferred gain and other obligation	1,268	(895)	(4)	373
Accrued pension benefit obligation	15,610			15,610

Total liabilities	70,419	(2,055)		68,364

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock, no par value, 40,000,000 shares authorized, 14,953,975 and 14,947,834 shares issued and outstanding at October 1, 2005 and July 2, 2005, respectively	262,631			262,631
Warrants	595			595
Accumulated other comprehensive income	22,478	(438)	(5)	22,040
Retained earnings	10,999	(1,009)	(6)	9,990

Total stockholders' equity	296,703	(1,447)		295,256

Total liabilities and stockholders' equity	$367,122	$(3,502)		$ 363,620

See Pro-forma Footnotes on Page 6

Applied Films Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations

	Three Month Period Ended October 1, 2005	Pro forma Adjustments		Pro forma Results

	(in thousands, except per share data)
Net revenues	$ 45,850			$ 45,850
Cost of goods sold	34,708			34,708

Gross profit	11,142	-		11,142
Operating expenses:
Research and development	5,308			5,308
Selling, general and administrative	8,397			8,397
Amortization of other intangible assets	1,384			1,384

Loss from operations	(3,947)	-		(3,947)
Other income, net	1,254	-		1,254
Equity earnings of joint venture	753	(753)	(7)	-

Income (loss) before income taxes	(1,940)	(753)		(2,693)
Income tax expense	(646)	281	(8)	(365)

Net income (loss)	$(2,586)	$(472)		$(3,058)

Earnings (loss) per share:
Basic earnings (loss) per share	$ (0.17)			$ (0.20)

Diluted earnings (loss) per share	$ (0.17)			$ (0.20)

Weighted average common shares outstanding:
Basic	14,953			14,953

Diluted	14,953			14,953

See Pro-forma Footnotes on Page 6

Applied Films Corporation and Subsidiaries
Pro Forma Consolidated Statement of Operations

	Year to Date July 2, 2005	Pro forma Adjustments		Pro forma Results

	(in thousands, except per share data)
Net revenues	$ 182,150			$ 182,150
Cost of goods sold	127,854			127,854

Gross profit	54,296	-		54,296
Operating expenses:
Research and development	21,708			21,708
Selling, general and administrative	31,103			31,103
In-process research and development	(200)			(200)
Amortization of intangible assets	5,513			5,513

Income (loss) from operations	(3,828)	-		(3,828)
Other income, net:
Other income, net	4,643	-		4,643
Equity earnings of joint venture	5,616	(5,616)	(7)	-

Income (loss) before income taxes	6,431	(5,616)		815
Income tax provision	(9,482)	5,962	(9)	(3,520)

Net (loss)	$ (3,051)	$ 346		$ (2,705)

Earnings (loss) per share:
Basic earnings (loss) per share	$ (0.21)			$ (0.18)

Diluted earnings (loss) per share	$ (0.21)			$ (0.18)

Weighted average common shares outstanding:
Basic	14,886			14,886

Diluted	14,886			14,886

See Pro-forma Footnotes on Page 6

Pro-forma Footnotes

(1)	Reflects cash received as payment for STEC

(2)	Elimination of the investment in joint venture

(3)	Elimination of the deferred tax asset and liability related to the joint venture and recognition of current taxes payable

(4)	Elimination related to the joint venture of the short and long term deferred gross profit related to coating machines sold by the Company to the joint venture

(5)	Elimination of the unrealized foreign exchange gain recorded on the translation of the joint venture financials

(6)	Net effect of elimination of all adjustments

(7)	Elimination of equity earnings of joint venture for the period

(8)	To remove the tax expense related to the joint venture

(9)	Elimination of tax expense related to the joint venture and to record valuation allowance for remaining deferred tax assets